Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-147356) pertaining to the Och-Ziff Capital Management Group LLC 2007 Equity Incentive Plan,
2.Registration Statement (Form S-8 No. 333-217819) pertaining to the Och-Ziff Capital Management Group LLC 2013 Incentive Plan,
3.Registration Statement (Form S-8 No. 333-188461) pertaining to the Och-Ziff Capital Management Group LLC 2013 Incentive Plan,
4.Registration Statement (Form S-8 No. 333-188459) pertaining to the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan,
5.Registration Statement (Form S-8 No. 333-155315) pertaining to the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan, and
6.Registration Statement (Form S-8 No. 333-231458) pertaining to the Och-Ziff Capital Management Group Inc. 2013 Incentive Plan, as amended;

of our reports dated February 24, 2020, with respect to the consolidated financial statements of Sculptor Capital Management, Inc. and the effectiveness of internal control over financial reporting of Sculptor Capital Management, Inc. included in this Annual Report (Form 10-K) of Sculptor Capital Management, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP
New York, New York
February 24, 2020